SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                                    PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported)                October 7, 2005
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                                 GOLDSTRIKE INC.
             (Exact name of Registrant as specified in its charter)

Nevada                                    333-111656                     Applied For
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
(State or other jurisdiction        (Commission File number)     (IRS Employer Identification No.)
of incorporation or organization)
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                1055 West Hastings Street, Suite 1980, Vancouver,
                        British Columbia, Canada V6E 2E9
               (Address of principal executive offices) (Zip Code)

                                 (604) 688-8002
              (Registrant's Telephone Number, Including Area Code)

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                  (Former Address If Changed since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



Section 1 - Registrant's Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

      As previously reported, Goldstrike Inc. (the "Company") is currently engaged in discussions with Gran Tierra Energy Inc. ("Gran Tierra") regarding the possibility of a business combination (the "Merger") involving the two companies. At this stage, no definitive terms have been agreed to, and neither party is currently bound to proceed with the Merger.

      Gran Tierra is a private international oil and gas exploration and production company, incorporated in Alberta, Canada in January 2005. Gran Tierra identified and secured a commitment to acquire producing and non-producing properties in Argentina, which acquisition closed on September 1, 2005, for a cost of approximately $7,000,000 (the "Argentine Acquisition").

      To facilitate the Merger discussions, the Company determined to provide financing to Gran Tierra to enable Gran Tierra to consummate the Argentine Acquisition. The Company derived the funds necessary to provide this financing from the proceeds of the September 1, 2005 initial closing of a private offering of its securities, as is described in greater detail under "Item 3.02. Unregistered Sales of Equity Securities," below. There was an additional closing (the "Second Closing") of the private offering as of October 7, 2005, as discussed in Item 3.02.

      The Company's financing (the "Bridge Loan") of the Argentine Acquisition was evidenced by a loan agreement (the "Bridge Loan Agreement"), dated as of September 1, 2005, pursuant to which the Company agreed to make loans to Gran Tierra in an amount of up to the proceeds of its private offering (the "Loan Commitment"). On the execution and delivery of the Loan Agreement, Gran Tierra borrowed $6,665,198.30 under the Bridge Loan Agreement). Effective the date of the Second Closing, the Loan Commitment was increased from $8,337,916 to $9,353,492, and Grand Tierra borrowed an additional $800,000 under the Bridge Loan Agreement. The balance of the Loan Commitment may not be drawn down by Gran Tierra prior to November 1, 2005 without the Company's Consent.

Section 3 - Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities.

      As previously reported, effective September 1, 2005, the Company had the initial closing of a private placement of units ("Units") of its securities. The offering was conducted pursuant to the exemption from the registration requirements of the federal securities laws provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and Rule 506 of Regulation D under the Securities Act. Each Unit consisted of one share of common stock ("Common Stock") and one common stock purchase warrant ("Warrants"). Each Warrant entitles its holder to purchase one-half a share of Common Stock for an exercise price of $0.625 per one-half share, and is exercisable for a five year period from the date of issuance. The Units were offered at a price of $0.80 per Unit. The Units were offered and sold only to "accredited investors," as that term is defined by Rule 501 of Regulation D, and to persons who were neither resident in, nor citizens of, the United States.


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

      Effective October 7, 2005 the Company conducted the second closing of the offering. The Company derived $1,015,576 from the sale of 1,269,470 Units in the second closing. The Company paid sales commissions aggregating $52,178 in connection with the offering.

      The proceeds derived from the second closing of the offering were used to increase the amount of the Loan Commitment to Gran Tierra, as described in "Item
1.01. Entry into a Material Definitive Agreement," above.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

      (c)   Exhibits


       Exhibit Number       Description
       --------------       -----------

       10.4(i) Amended and Restated Bridge Loan Promissory Note, dated October 7, 2005


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

                                   SIGNATURES

      In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                 GOLDSTRIKE INC.


Date: October 7, 2005            By:  /s/ Greg Yanke
                                      ---------------------------
                                      Greg Yanke
                                      Director


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